Exhibit 99.2

MIDWEST AIR GROUP, INC.

Form of Restricted Stock Grant Letter

[Month][Day], [Year]
[Name]
[Address]

Dear [Name]:

Pursuant to the terms and conditions of the Midwest Air Group 2005 Equity Incentive Plan (the ‘Plan’), you have been granted [Number of Restricted Shares] shares of Restricted Stock as outlined below:

Granted To:	[Name and Social Security Number]
Grant Date:	[Date]
Shares Granted:	[Total Number of Restricted Shares]
Vesting Date:	[Date]

By my signature below, I hereby acknowledge receipt of these Shares of Restricted Stock granted on the date shown above, which have been issued to me under the conditions of the Plan. I further acknowledge receipt of a copy of the Plan and agree to conform to all of the terms and conditions of the grant and the Plan. I understand that I may elect different approaches to the tax treatment of my restricted stock award. One approach [covered by Section 83(b) of the Internal Revenue Code] requires that I take very timely filing action within 30 days of receiving this award. I understand that I should consult with a tax advisor regarding the income tax consequences of this restricted stock grant.

Signature:______________________________________          Date:________
                    [Name]

Signature:______________________________________          Date:________
                    [Name of Officer]

Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.